Exhibit 99.1

Rubicon Announces Strategic Refinancing Transaction and Equity Raise

Atlanta, GA – December 3, 2024 – Rubicon Technologies, Inc. (“Rubicon” or the “Company”) (OTC: RBTC), a leading provider of technology-based waste and recycling solutions, today announced a new refinancing of certain of Rubicon’s existing debt facilities with proceeds of a new revolving facility and a $20 million preferred equity raise. An independent special committee of Rubicon’s Board of Directors and Rubicon’s Board of Directors have approved the transactions.

Rodina Capital, a private investment firm based in Florida, led the strategic refinancing and equity raise.

“On the back of our latest quarterly performance, these transactions will allow Rubicon to continue enhancing our partner-centric experience,” said Osman Ahmed, Interim CEO of Rubicon. “This capital infusion strengthens our financial position, enabling us to enhance our services and build even deeper relationships across our network with our customer and hauler partners. We remain committed to delivering innovative solutions that drive value and sustainability for all our stakeholders.”

In May, Rubicon marked a return to its core principles, a business centered on a customer-focused approach that has been instrumental in the Company’s growth from the outset. The strategic move underscored Rubicon’s dedication to the RUBICONConnect™ product, which serves commercial waste generators from small to medium-sized businesses to Fortune 500 companies. In addition to growing the Company’s core waste brokerage offering, last quarter Rubicon experienced strong growth in its ancillary service offerings. These include the expansion of newer services such as power washing and a comprehensive grease trap program, all of which can be seamlessly ordered through the RUBICONConnect portal. Furthermore, the company continues to see increased interest from customers and prospects in its Technical Advisory Services (TAS), which provide tailored consulting on zero waste programs, waste audits and material characterizations, and extended producer responsibility (EPR) guidance.

A Form 8-K reflecting the terms of the agreement will be filed.

About Rubicon

Rubicon builds technology products and provides expert sustainability solutions to waste generators and material processors to help them understand, manage, and reduce waste. As a mission-driven company, Rubicon helps its customers improve operational efficiency, unlock economic value, and deliver better environmental outcomes. To learn more, visit rubicon.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon current expectations, estimates, projections, and assumptions that, while considered reasonable by Rubicon and its management, are inherently uncertain; factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) the outcome of any legal proceedings that may be instituted against Rubicon or others following the closing of the business combination; 2) changes in applicable laws or regulations; 3) the possibility that Rubicon may be adversely affected by other economic, business and/or competitive factors; 4) Rubicon’s execution of anticipated operational efficiency initiatives, cost reduction measures and financing arrangements; and 5) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (filed March 28, 2024 with the Securities and Exchange Commission (the “SEC”)), Registration Statement on Form S-3, as amended, filed with the SEC, and other documents Rubicon has filed with the SEC. Although Rubicon believes the expectations reflected in the forward-looking statements are reasonable, nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved. There may be additional risks that Rubicon presently does not know of or that Rubicon currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements, many of which are beyond Rubicon’s control. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Rubicon does not undertake, and expressly disclaims, any duty to update these forward-looking statements, except as otherwise required by applicable law.

Contact:

Benjamin Spall

Director of Communications

benjamin.spall@rubicon.com